Exhibit 24



            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated December 11, 1998, accompanying the consolidated financial statements included in the Annual Report of Wiltek, Inc. and Subsidiary on Form 10-KSB for the year ended October 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Wiltek, Inc. on Form S-8 (Reg. No. 33-7271).





GRANT THORNTON LLP



New York, New York
December 11, 1998